Exhibit 11


              BONE CARE INTERNATIONAL, INC., AND SUBSIDIARY
            Statement Regarding Computation of Loss Per Share
                               (Unaudited)


                       Three months ended           Six Months ended
                       ------------------           ----------------
                   December 31, December 31,    December 31,  December 31,
                       1999         1998            1999          1998
                   ------------ ------------   -------------  -----------

Net loss           $(2,491,328) $(1,440,814)   $(4,474,308)   $(2,862,269)
                   ============ ============   ===========    ===========
Weighted average
  number of common
  shares            11,245,295   10,136,213     10,709,346      9,963,020
                   ============ ============   ===========    ===========
Net loss per common
  share - basic    $    (0.22)  $    (0.14)    $    (0.41)    $   (0.29)
                        ======       ======         ======        ======